Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Independent Auditor’s Report

To the Board of Directors and Shareholders

We have audited the accompanying consolidated financial statements of Transmode AB and its subsidiaries, which comprise the consolidated balance sheets as of December 31 2014, December 31 2013 and December 31 2012, the related consolidated income statements and consolidated cash flows, and the consolidated equity statements for the years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB); this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to Transmode ABs preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Transmode ABs internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Transmode AB and its subsidiaries at December 31 2014, December 31 2013 and December 31 2012, and the results of their operations and their cash flows for the years then ended in accordance with IFRS as issued by the IASB.

PricewaterhouseCoopers AB

/s/ PricewaterhouseCoopers AB

Stockholm, Sweden

June 6, 2015

Transmode AB

Consolidated Income Statement

for the financial year as of December 31

SEK m	Note	2014	2013	2012
Sale of goods		857.2	964.7	961.7
Sale of services		72.8	64.4	49.2

Total sales	3	930.0	1,029.1	1,010.9

Cost of goods and services provided	5	-458.8	-507.6	-512.1

Gross profit		471.2	521.5	498.8

Other income	4	0.1	0.9	1.3
Research and development costs		-157.8	-155.6	-130.5
Selling expenses		-199.1	-179.7	-166.0
Administrative expenses		-38.8	-35.0	-32.9
Other operating expenses	4	-5.0	-3.6	0.0

Operating profit/loss	5, 6, 7, 8	70.6	148.5	170.7

Financial income	9	7.1	6.5	6.6
Financial expenses	9	-0.3	0.5	-0.4

Net financial income/expenses		6.8	7.0	6.2
Taxes	10	-15.9	-32.2	-37.7

Profit for the year		61.5	123.3	139.2

Attributable to:
Equity holders of the parent company		61.5	123.3	139.2

Earnings per share:	11
basic		2.22	4.44	5.02
diluted		2.22	4.44	5.01

Transmode AB

Consolidated Statement of Comprehensive Income

for the financial year as of December 31

SEK m	Note	2014	2013	2012
Profit for the year		61.5	123.3	139.2

Other comprehensive income
Translation difference		1.1	0.0	-0.1

Other comprehensive income for the period, net after tax		1.1	0.0	-0.1

Total comprehensive income for the period		62.6	123.3	139.1

Attributable to:
Equity holders of the parent company		62.6	123.3	139.1

Transmode AB

Consolidated Statement of Financial Position

as of December 31

SEK m	Note	2014	2013	2012
ASSETS
Fixed assets
Intangible assets	14
Goodwill	15	88.4	88.4	88.4
Licenses		4.9	4.4	—
Capitalized development expenses		125.1	87.8	64.2
Technology		1.2	5.9	10.6

		219.6	186.5	163.2
Tangible assets	13
Leasehold improvements		1.2	1.8	2.2
Machinery and equipment		25.6	23.1	19.9

		26.8	24.9	22.1
Financial assets
Deferred tax asset	10	3.4	2.2	1.2
Other financial assets	16	5.9	5.3	2.6

		9.3	7.5	3.8

Total non-current assets		255.7	218.9	189.1

Current assets
Inventories	18	89.0	85.9	99.4
Accounts receivable	19	168.6	184.7	150.4
Other current receivables	20	21.8	20.5	27.4
Prepaid expenses and accrued income	21	15.8	13.3	8.1
Cash and cash equivalents	22	294.8	431.5	376.8

Total current assets		590.0	735.9	662.1

TOTAL ASSETS		845.7	954.8	851.2

EQUITY AND LIABILITIES
Equity attributable to equity holders of the parent company	12, 17, 23
Share capital		5.6	5.6	5.6
Other contributed capital		537.0	646.0	646.0
Translation difference		0.2	-0.9	-0.9
Accumulated profit or loss		40.2	51.7	-17.9

Total equity		583.0	702.4	632.8

Long-term liabilities	24
Other provisions	25, 26	5.1	4.9	4.4
Deferred tax liability	10	40.7	33.9	27.9

Total long-term liabilities		45.8	38.8	32.3

Current liabilities
Accounts payable	27	96.9	103.0	93.0
Tax liability		5.2	2.9	0.5
Provisions	25	11.6	16.6	21.2
Other current liabilities	27	25.3	20.1	11.4
Accrued expenses and deferred income	28	77.9	71.0	60.0

Total current liabilities		216.9	213.6	186.1

TOTAL EQUITY AND LIABILITIES		845.7	954.8	851.2

For information on the group’s pledged assets and contingent liabilities, see Note 29.

Transmode AB

Consolidated Statement of Cash Flows

for the financial year as of December 31

SEK m	Note	2014	2013	2012
Cash flow from operating activities
Profit/loss after financial items		77.4	155.5	176.9
Adjustment for non-cash items
Depreciation and amortization		48.9	36.4	29.6
Profit/loss from disposals and retirements of non-current assets		0.2	—	0.2
Change in provisions		4.8	-4.4	10.1
Net financial income/expense		-6.8	-7.0	-6.2
Interest paid		0.0	0.0	-0.1
Interest received		3.4	7.4	7.8
Other received/paid financial income/expense		-0.3	0.6	-0.4
Income tax paid		-11.8	-25.8	-33.8
Cash flow from operating activities before changes in working capital		115.8	162.7	184.1

Increase (–)/decrease (+) in inventories		-11.3	14.9	-1.7
Increase (–)/decrease (+) in trade receivables		12.0	-33.4	13.2
Increase (+)/decrease (–) in trade payables		11.0	30.5	-18.9

Cash flow from operating activities		127.5	174.7	176.7

Cash flow from investing activities
Acquisitions of intangible assets	14	-72.5	-52.0	-42.7
Acquisitions of tangible assets	13	-11.6	-10.5	-9.8
Change in other financial assets		-0.6	-2.6	-1.5

Cash flow from investing activities		-84.7	-65.1	-54.0

Cash flow from financing activities
New share issue		—	—	3.6
Purchases of treasury shares		-3.3	-4.8	—
Dividend to equity holders of the parent company		-180.1	-50.0	-41.7

Cash flow from financing activities		-183.4	-54.8	-38.1

Increase/decrease in cash and cash equivalents		-140.6	54.8	84.6
Cash and cash equivalents, at beginning of year		431.5	376.8	293.8
Exchange rate difference in cash and cash equivalents		3.9	-0.1	-1.6

Cash and cash equivalents, at end of year		294.8	431.5	376.8

Transmode AB

Consolidated Changes in Equity

SEK m	Share Capital	Unregistered Share Capital	Other Contributed Capital	Translation Difference	Accumulated Profit/Loss	Total Equity
Opening balance January 1, 2012	5.5	0.0	642.5	-0.8	-115.4	531.8

Total comprehensive income for the period	—	—	—	-0.1	139.2	139.1

Transactions with shareholders:
Registration of share capital	0.0	0.0	—	—	—	0.0
New share issue	0.1	—	3.5	—	—	3.6
Dividend to parent company shareholders	—	—	—	—	-41.7	-41.7

Total transactions with shareholders	0.1	0.0	3.5	—	-41.7	-38.1

Closing balance December 31, 2012	5.6	—	646.0	-0.9	-17.9	632.8

Opening balance January 1, 2013	5.6		646.0	-0.9	-17.9	632.8

Total comprehensive income for the period	—	—	—	0.0	123.3	123.3

Transactions with shareholders:
Purchases of treasury shares	—	—	—	—	-4.8	-4.8
Share-based compensation	—	—	—	—	1.1	1.1
Dividend to parent company’s shareholders	—	—	—	—	-50.0	-50.0

Total transactions with shareholders	—	—	—	—	-53.7	-53.7

Closing balance December 31, 2013	5.6	—	646.0	-0.9	51.7	702.4

Opening balance January 1, 2014	5.6	—	646.0	-0.9	51.7	702.4

Total comprehensive income for the period	—	—	—	1.1	61.5	62.6

Transactions with shareholders:
Purchases of treasury shares	—	—	-3.3	—	—	-3.3
Share-based compensation	—	—	—	—	1.4	1.4
Dividend to parent company’s shareholders	—	—	-105.7	—	-74.4	-180.1

Total transactions with shareholders	—	—	-109.0	—	-73.0	-182.0

Closing balance December 31, 2014	5.6	—	537.0	0.2	40.2	583.0

Transmode AB

Notes to the Consolidated Financial Statements

Note 1 Corporate Information

The Consolidated Accounts of Transmode AB (556588-9101) for the financial year 2014 were approved for issue in accordance with a decision by the Board of Directors on March 23, 2015. Transmode AB is a limited company incorporated and domiciled in Stockholm, Sweden. Transmode has its headquarters in Stockholm and is listed on NASDAQ OMX Stockholm (TRMO).

Note 2.1 Basis of Preparation of the Consolidated Accounts and Annual Accounts

The Consolidated Accounts and Annual Accounts have been prepared according to the cost method apart from financial assets and liabilities, which have been measured at fair value. The Consolidated Accounts are presented in Swedish kronor, and all values have been rounded to the nearest thousand Swedish kronor unless otherwise indicated.

Statement of Compliance

The Consolidated Accounts have been prepared in accordance with IFRS (International Financial Reporting Standards) as issued by IASB.

New and Revised Standards Applied by the Group

The following standards have been applied by the group for the first time from January 1, 2014 and have an effect on the group’s financial statements:

Implementation of IFRS 10 “Consolidated Financial Statements,” IFRS 11 “Joint Arrangements” and IFRS 12 “Disclosure of Interests in Other Entities” have not had any effect on the group’s financial statements.

Other standards, amendments and interpretation statements that come into effect for financial years beginning January 1, 2014 have no material effect on the group’s financial statements.

Standards, Amendments and Interpretation Statements of Existing Standards where the Amendment Has Not Yet Come into Effect and Has Not Been Applied in Advance by the Group

A number of new standards and interpretation statements come into effect for financial years that begin after January 1, 2014 and have not been applied in preparation of these financial statements. None of them are expected to have any material effect on the group’s financial statements, apart from those that follow:

IFRS 9, “Financial instruments”, deals with measurement, recognition and reporting of financial assets and liabilities. The complete version of IFRS 9 was issued in July 2014. It replaces the elements of IAS 39 that relate to the measurement and recognition of financial instruments. The standard should be applied to financial years that begin on January 1, 2018. Prospective application is permitted. The group has not yet evaluated the effects of implementation of this standard.

IFRS 15 “Revenue from Contracts with Customers” formalizes the recognition of revenue. The principles IFRS 15 is based on should give users of financial statements more usable information on Transmode’s revenues. This increased liability for disclosure means that information on the nature of income, the timing of settlement, uncertainties associated with revenue recognition and cash flow attributable to Transmode’s customer contracts should be presented. According to IFRS 15, a revenue item should be recognized when the customer gains control over the sold good or service and has the possibility of using or obtaining benefit from the service. IFRS 15 replaces IAS 18 Revenue and IAS 11 Construction Contracts and the associated SIC and IFRIC. IFRS 15 comes into effect on January 1, 2017. Prospective application is permitted. The group has not yet evaluated the effects of implementation of the standard.

Transmode AB

Notes to the Consolidated Financial Statements

None of the other IFRS or IFRIC interpretation statements that have not yet come into effect are expected to have any material effect on the group.

Note 2.2 Significant Accounting Judgments and Estimates

Estimation and Judgment Uncertainty

The key assumptions concerning the future and other sources of estimation uncertainty at the reporting date that may imply a significant risk of causing a material adjustment of carrying amounts of assets and liabilities within the next financial year are discussed below:

Impairment Test of Goodwill

Goodwill is reviewed for impairment annually or more frequently. This requires an estimate of the recoverable amount for the cash-generating units to which the goodwill relates. Estimating the recoverable amount requires the group to estimate expected future cash flows from the cash-generating unit based on assumptions of revenues, operating margin, capital tied-up and an appropriate discount rate to compute the present value of these cash flows. The reported value of goodwill as of December 31, 2014 was SEK 88.4 (88.4 in 2013 and 2012) m. See Note 15.

Capitalized Development Expenses

Transmode capitalizes its development expenses from the financial year 2008 onwards in accordance with IAS 38. In product development there is primarily an inherent risk of whether development will result in future revenues. Transmode makes regular assessments of projects on an aggregate level. Capitalized development expenses are amortized during product’s estimated economic lives, although subject to a maximum of 7 years. The carrying amount of capitalized development expenses as of December 31, 2014 was SEK 125.1 (87.8 in 2013 and 64.2 in 2012) m. See Note 14.

Inventory Obsolescence

Inventory is reported at the lower of cost, in accordance with the first in first out (FIFO) method, and net realizable value. The estimated net realizable value includes management’s consideration of outdated items, over-stocking, physical damage, inventory lag-time, handling and other selling costs. If the estimated net realizable value is lower than historical cost, a valuation allowance for inventory obsolescence is established. The total inventory value, net of inventory obsolescence is SEK 89.0 (85.9 in 2013 and 99.4 in 2012) m as of December 31, 2014. The provision for obsolescence amounts to SEK 29.4 (21.1 in 2013 and 22.5 in 2012) m. See Note 18.

Credit Loss Reserves

The establishment of credit loss reserves on accounts receivable is dependent on estimates including assumptions regarding past dues, repossession rates and the recovery rate on underlying collateral. As of December 31, 2014, 2013 and 2012, Transmode had no credit loss reserves. See Note 19.

Note 2.3 Summary of Significant Accounting Principles

Consolidation

All subsidiaries are entities whose financial and operating principles the group is authorized to control. Generally the parent company has a shareholding of more than one half of the voting rights. The existence and effect of

Transmode AB

Notes to the Consolidated Financial Statements

potential voting rights that are currently exercisable or convertible are considered when assessing whether the group controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the group. They are de-consolidated from the date that control ceases.

The purchase method of accounting is used to recognize the acquisition of subsidiaries by the group. The transferred remuneration for an acquisition consists of the fair value of assets submitted as payment and liabilities arising or taken over as of the transfer date. Transaction expenses attributable to acquisitions are expensed as they arise. For each acquisition, the group decides if all holdings with non-controlling influence in the acquired company are reported at fair value or the holding’s proportional share of the acquired company’s net assets. The amount whereby the transferred remuneration, potential holdings with non-controlling influence and fair value at the acquisition date of previous shareholdings exceeds the fair value of the group’s share of the identifiable net assets is reported as goodwill. If the transferred remuneration is less than the fair value of the net assets acquired, the difference is recognized directly in the Income Statement.

All intra-group balances, revenues, profits and losses from intra-group transactions are fully eliminated.

Foreign Currency Translation

The Consolidated Accounts are presented in Swedish kronor (SEK), which is Transmode’s functional and presentation currency. Each entity in the group determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency. Transactions in foreign currencies are initially reported at the functional currency rate ruling at the date of the transaction.

Monetary assets and liabilities denominated in foreign currencies are re-translated at the functional currency rate of exchange ruling at the reporting date. All differences are recognized in the Income Statement as follows.

•	Translation of accounts receivable, accounts payable and currency forward contracts is recognized in operating profit or loss.

•	Translation of currency forward contracts relating to operating items is recognized in operating profit or loss.

•	Translation of currency forward contracts relating to financial items is recognized in net financial income/expense.

•	Translation of other monetary assets and liabilities is recognized in net financial income/expense.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions.

The results of operations and financial position of all group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	Assets and liabilities for each balance sheet presented are translated at the closing day rate.

•	Income and expense for each income statement are translated at average exchange rates.

•	All exchange differences are recognized as a separate component of equity and in the Statement of Comprehensive Income.

Revenue Recognition

Revenue covers the fair value of what has been received or will be received for sold goods and services in the group’s operating activities. Revenues are recognized excluding VAT, returns and discounting and after eliminating intragroup sales.

Transmode AB

Notes to the Consolidated Financial Statements

Revenue is recognized to the extent that it is probable that the economic rewards will flow to the group and the revenue can be reliably measured. The following specific recognition criteria must also be met before revenue is recognized:

Sale of Goods

Revenue is recognized when the significant risks and rewards associated with ownership of the goods have passed to the buyer, which usually occurs on delivery according to the applicable delivery terms and conditions. If a buyer is entitled to return goods, a judgment of the likelihood of this occurring is made. Based on this judgment, revenues are recognized either on delivery or when the right of return ceases.

Rendering Services

Revenues from service arrangements are recognized, allocated equally by month in the period that each agreement applies.

Revenues from other services are recognized according to the percentage of completion method considering the degree of completion. Stage of completion depends upon the service provided, i.e. measured with reference to labor hours incurred to date as a percentage of total estimated labor hours for each contract. Where the contract outcome cannot be measured reliably, revenue is recognized only to the extent of the expenses recognized that are recoverable. In cases of doubtful debt, the full loss is immediately expensed.

Government Assistance

Government subsidies are recognized as revenue when there is reasonable certainty that Transmode satisfies the conditions for receiving the subsidy.

Interest Income

Interest income is recognized as interest accrues using the effective interest method, that is the rate that exactly discounts estimated future cash receipts through the expected life of the financial instrument to the net carrying amount of the financial asset.

Segment Reporting

Operating segments should be reported in the same way as internal reporting to the chief operating decision-maker. In Transmode, this party has been identified as Transmode’s Chief Executive Officer. The CEO mainly monitors Transmode’s operations at customer and product levels. From Transmode’s perspective, the risks and opportunities are similar for its various customers, which means that Transmode has a single segment.

Operations are conducted from the starting-point of Sweden, from where the majority of all invoicing to customers is executed and where basically all assets are located.

Income Statement Classified by Function

Transmode reports research & development, selling and administrative expenses. Each function includes its own direct expenses as well as an allocated part of common expenses. The cost of goods sold and services rendered also includes direct costs and an allocated part of common costs connected with the generation of revenue. Amortization of the intangible asset technology is included in research & development expenses. Amortization of the majority of capitalized development expenses is included in research & development expenses, and the minority in cost of goods sold and services rendered.

Transmode AB

Notes to the Consolidated Financial Statements

Taxes

Current Tax

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws utilized to compute the amount are those that are enacted or substantively enacted by the reporting date.

Deferred Tax

Deferred tax is stated on temporary differences between the tax bases of assets and liabilities at the reporting date and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognized for all taxable temporary differences, except:

•	when the deferred tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss, and

•	in respect of taxable temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred income tax assets are recognized for all deductible temporary differences and unutilized tax losses, to the extent that it is probable that a taxable profit will be available against which the deductible temporary differences and the carrying amount of un-utilized tax credits and un-utilized tax losses can be utilized except:

•	if the deferred income tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the reported profit nor taxable profit or loss, and

•	in respect of deductible temporary differences associated with investments in subsidiaries, deferred tax assets are recognized only to the extent that it is probable that the temporary differences will be reversed in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred income tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized. Unrecognized deferred income tax receivables are re-assessed at each reporting date and are recognized to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the reporting date.

Income tax relating to items recognized directly in equity or other comprehensive income is recognized in equity or other comprehensive income and not in the Income Statement.

Deferred tax assets and deferred tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Transmode AB

Notes to the Consolidated Financial Statements

Goodwill

Goodwill acquired in a business combination is initially measured at cost, being the excess of the transferred remuneration of the business combination over the group’s interest in the net fair value of the identifiable assets, liabilities and contingent liabilities. Following initial recognition, goodwill is measured at cost less any accumulated impairment losses. Goodwill is reviewed for impairment annually or more frequently if a triggering event is identified.

For the purpose of impairment testing, from the acquisition date, goodwill acquired in a business combination is allocated to each of the group’s cash-generating units, or groups of cash-generating units, that are expected to benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the group are assigned to those units or groups of units. Each unit or group of units to which the goodwill is so allocated:

•	represent the lowest level within the group at which the goodwill is monitored for internal management purposes, and

•	is not larger than a segment based on the group’s segment reporting.

Impairment is determined by assessing the recoverable amount of the cash-generating unit (group of cash-generating units) to which the goodwill relates. When the recoverable amount of the cash-generating unit (group of cash-generating units) is less than the carrying amount, impairment is recognized. Where goodwill forms part of a cash-generating unit (group of cash-generating units) and part of the operation within that unit is disposed of, goodwill is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed of in this circumstance is measured based on the relative values of the operation disposed of and the portion of the cash-generating unit retained.

Intangible Fixed Assets apart from Goodwill

Intangible fixed assets acquired separately are initially recognized at cost. The cost of intangible fixed assets acquired in a business combination is the fair value as at the date of acquisition. Following initial recognition, intangible fixed assets are carried at cost less any accumulated amortization and any accumulated impairment losses.

An intangible fixed asset originating from development expenses of products for commercial or internal use is reported on the basis of the product judged to be technically and economically sound until the product is ready for commercial launch or starts usage in Transmode. The capitalized development expenses are primarily internally generated, and consist of direct expenses incurred for labor and the related portion of indirect expenses. The amortization of capitalized development expenses starts coincident with the commercial launch, or when the product comes into internal use.

The economic lives of intangible fixed assets, excluding goodwill, are assessed to be finite, amortized over economic life and assessed for impairment whenever there is an indication that the intangible fixed asset may be impaired. The amortization period and the amortization method for an intangible fixed asset are reviewed at least at each financial year-end. Changes in the expected economic life or the expected pattern of consumption of future economic rewards embodied in the asset are accounted for by changing the amortization period or method, as appropriate, and treated as changes in accounting estimates.

Gains or losses arising from derecognizing an intangible fixed asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the Income Statement when the asset is derecognized.

Transmode AB

Notes to the Consolidated Financial Statements

Tangible Fixed Assets

Tangible fixed assets are stated at cost, less accumulated depreciation and accumulated impairment in value. Expenditure that arises after acquisition is included in the carrying amount of the asset only to the extent it is likely that the group will receive significant future economic benefits from the asset. Depreciation is calculated on a straight-line basis over the economic life of assets.

The carrying amount of property, plant and equipment is reviewed for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

A tangible fixed asset is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognizing the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the Income Statement in the year the asset is derecognized.

The residual values and economic lives are reviewed, and adjusted if appropriate, at least at each financial year-end.

Impairment of Intangible Assets and Property, Plant and Equipment apart from Goodwill

The group assesses whether there is an indication that an asset may be impaired at each reporting date. If any such indication exists, or when annual impairment testing for an asset is required, the group makes an estimate of the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s fair value less costs to sell and its value in use and is determined for an individual asset, if the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risk specific to the asset. Impairment losses of continuing operations are recognized in the Income Statement.

An assessment is made at each reporting date as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such indication exists, the recoverable amount is estimated. A previously recognized impairment loss is reversed only if there has been a change in the estimates utilized to determine the asset’s recoverable amount since the impairment loss was recognized. Goodwill impairment cannot be reversed. If that is the case, the carrying amount of the asset is increased to its recoverable amount. That increased amount cannot exceed the carrying amount that would have been determined otherwise, net of depreciation, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the Income Statement unless the asset is carried at revalued amount, in which case the reversal is treated as a revaluation increase. After such a reversal, the depreciation charge is adjusted in future periods to allocate the asset’s revised carrying amount, less any residual value, on a systematic basis over its remaining economic life.

Financial Instruments

When financial assets are recognized initially, they are measured at fair value less directly attributable transaction costs apart from for financial assets, which are measured at fair value in the Income Statement where transaction expenditure is immediately expensed. The group determines the classification of its financial assets on initial recognition.

Transmode AB

Notes to the Consolidated Financial Statements

Loans and Accounts Receivable to Maturity

Loan receivables and account receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are carried at amortized cost in ensuing periods. Gains and losses are recognized in the Income Statement when the loans and receivables are derecognized or impaired. The group primarily holds financial assets in this category.

Derivative Instruments Measured at Fair Value via the Income Statement

Derivative instruments are measured at fair value via the Income Statement and consist of currency forward contracts used to limit the risk from exchange rate fluctuations. The fair value of derivative instruments is reported as Other current receivables or Other current liabilities. Value increases and decreases on derivatives are reported as revenues or expenses respectively in operating profit/loss or in net financial income/expense depending on the purpose of the derivative instrument and whether its usage relates to a trading item or a financial item. Exchange gains and exchange losses are reported net in operating profit/loss. Transmode has not applied hedge accounting when utilizing currency forward contracts.

Accounts Receivable to Maturity

Accounts receivable, which have standard payment terms of 30 days, adjusted for local market conditions, are recognized at the original invoiced amount less a provision for uncollectable amounts. A provision is made when there are strong indications that the group will not be able to obtain payment. Non-performing receivables are written off when it is definitively determined that no payment will be received.

Cash and Cash Equivalents at Fair Value via the Income Statement

Cash and cash equivalents in the Balance Sheet consist of cash at bank or in hand, and short-term deposits with an original maximum maturity of three months.

In the Consolidated Cash Flow Statement, cash and cash equivalents consist of cash according to the above definition.

Interest-bearing Loans to Maturity

All loans and borrowings are initially recognized at the fair value of the consideration received. After initial recognition, interest-bearing loans and borrowings are subsequently recognized at amortized cost.

Other Assets

Inventories

Inventory is reported at the lower of cost, in accordance with the first in first out (FIFO) method, and net realizable value.

Lease Arrangements

Determination of whether an arrangement is or contains a lease is based on the circumstances of the arrangement and requires a judgment of whether fulfillment of the arrangement is dependent on usage of a certain asset and confers entitlement to use the asset.

Transmode AB

Notes to the Consolidated Financial Statements

The Group as Lessee

Finance lease arrangements, which in principle, transfer all risks and rewards relating to ownership of the leased item to the group, are capitalized when the lease arrangement is entered at the fair value of the leased item, or if it is lower, the present value of minimum lease payments.

Capitalized leased assets are depreciated over the shorter of the asset’s estimated useful lives and the lease term, unless it is reasonably certain that the group will take over ownership at the end of the lease.

Operating lease payments are recognized as an expense in the Income Statement on a straight-line basis over the lease term.

Provisions

Provisions are recognized when the group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic rewards will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the group expects some or all of the provision to be reimbursed, for example in an insurance contract, the reimbursement is recognized as a separate asset, but only when the reimbursement is virtually certain. The expense relating to any provision is presented in the Income Statement net of any reimbursement. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. Where discounting is utilized, the increase in the provision due to the passage of time is recognized as a borrowing cost.

Pensions and Other Post-employment Benefits

In the group there are mainly defined contribution pension plans. The group has one defined benefit plan, which is a multi-employer plan.

Defined Contribution Plans

The group’s payments relating to defined contribution plans are reported as an expense during the period the employee has rendered services to which the contribution relates.

Defined Benefit Plan

Pension obligations for employees in Sweden are vested partly through insurance with Alecta. According to pronouncement UFR 3 Issued by the Swedish Financial Reporting Board (Rådet för finansiell rapportering) the plan is to be classified as a multi-employer defined benefit plan. Transmode does not have access to such information that makes it possible to report this plan as a defined benefit plan. The ITP pension plan that is vested through insurance with Alecta is therefore reported as a defined contribution plan.

Share-based Compensation

In 2014 and 2013, the group introduced incentive programs in the form of share-based compensation plans, which means that Transmode receives services from its employees as payment for shares in the parent company, Transmode AB.

The fair value of a service entitling employees to such share allocation is expensed. The total amount expensed is based on the fair value of the allocated instruments: excluding any impact resulting from terms of employment and terms governing earnings not based on market conditions (such as profitability and remaining in Transmode’s employment for a fixed period), and including the impact of terms not governing earnings (such as required savings by employees).

Transmode AB

Notes to the Consolidated Financial Statements

The terms governing earnings not on market terms are used to calculate the anticipated number of shares earned. The total expense is reported over the earnings period, which equates to the period in which all terms governing earnings must be satisfied.

At the end of each reporting period, the group evaluates its assessment of the anticipated number of shares to be earned based on the earnings terms not governed by market conditions. Any potential discrepancy compared to the original assessment is reported in the Income Statement and corresponding adjustments made to equity.

Social security expenses arising from the allocation of instruments is considered an integral part of the allocation, and the expenses are treated as a cash settlement of share-based compensation.

Earnings per Share

Basic earnings per share are calculated by dividing the profit/loss attributable to equity holders of the parent company by the weighted average number of ordinary shares in issue during the year.

Diluted earnings per share are calculated by adjusting the weighted average number of ordinary shares for the dilution effect of all potential shares. Potential dilution effects arise through warrants issued. For the warrants, a calculation is made in order to determine the number of shares that could have been acquired at fair value, determined as the closing price on the reporting date according to NASDAQ OMX Stockholm, based on the monetary value of the subscription rights attached to outstanding warrants. The number of shares calculated as above is compared with the number of shares that would have been issued assuming the exercise of the warrants. Dilution effects are only considered when they have an adverse effect on earnings per share. See Note 11.

Note 3 Sales

Group	2014	2013	2012
Sales by region
Sweden	117.1	119.8	86.2
EMEA excluding Sweden	643.9	738.6	721.4
Americas	135.0	123.7	185.6
APAC	34.0	47.0	17.7

Total	930.0	1,029.1	1,010.9

There are 2 (3 in 2013 and 2012) customers that each represent over 10% of total sales. These customers’ share of sales amounts to 19% and 12%, compared to 22%, 11%, and 11% in 2013 and 25%, 11%, and 11% in 2012. ‘Customer’ means a legal entity, and where applicable, a collection of legal entities in the same group.

There are 4 (5 in 2013 and 3 in 2012) countries that each represent over 10% of total sales. Together, sales to these countries amount to some 55% (68 in 2013 and 53 in 2012) of total sales.

Group	2014	2013	2012
Share of total sales from countries where share of sales > 10%[1]
UK (%)	22	25	30
Sweden (%)	13	12	—
Germany (%)	10	11	—
Norway (%)	—	10	11
USA (%)	10	10	12

Total	55	68	53

1	If the sales from a country are less than 10% for the current year or comparative year, no value is stated.

Transmode AB

Notes to the Consolidated Financial Statements

Note 4 Other Income and Other Operating Expenses

Group	2014	2013	2012
Other income
Exchange gains/losses on balances with customers and suppliers	—	—	-4.4
Exchange gains/losses on currency contracts	—	—	5.1
Other	0.1	0.9	0.6

Total	0.1	0.9	1.3

Other operating expenses
Exchange gains/losses on balances with customers and suppliers	-14.1	-10.0	—
Exchange gains/losses on currency contracts	9.3	6.4	—
Other	-0.2	0.0	0.0

Total	-5.0	-3.6	0.0

Transmode limits risks of exchange rate fluctuations on balances with customers and suppliers using derivative instruments in the form of currency forward contracts. Exchange gains and exchange losses on balances with customers and suppliers and currency forward contracts are reported net. If the net consists of exchange gains, the items are reported as other income and if the net consists of exchange losses, they are reported as other operating expenses.

Note 5 Expenses by Category

Group	2014	2013	2012
Cost of goods and services provided[1]	412.2	468.8	476.3
Other expenses	177.6	159.5	124.1
Personnel expenses	291.1	268.8	254.2
Depreciation and amortization of intangible assets and tangile assets	48.9	36.4	29.6

Total operating expenses, gross	929.8	933.5	884.2

Capitalization of development expenses	-70.3	-52.0	-42.7

Total operating expenses, net	859.5	881.5	841.5

1	Cost of goods sold and services provided according to Income Statement classified by function reduced by allocated expenses of SEK 46.6 (38.8 in 2013 and 35.8 in 2012) m.

Note 6 Auditors’ Fees

Group	2014	2013	2012
PricewaterhouseCoopers
Audit assignment	1.0	1.0	0.7
Auditing services over and above audit assignment[1]	0.1	0.1	0.4
Tax advisory services	0.0	0.0	0.1
Other services	0.2	0.2	0.1

Total PricewaterhouseCoopers	1.3	1.3	1.3

The MGroup
Audit assignment	—	0.0	0.1
Tax advisory services	—	—	0.0
Other services	0.4	0.3	0.3

Total MGroup	0.4	0.3	0.4

Total	1.7	1.6	1.7

Transmode AB

Notes to the Consolidated Financial Statements

1	Of auditing over and above the audit assignment, SEK—(- in 2013 and 0.0 in 2012) m are expenses relating to Transmode’s IPO on NASDAQ OMX Stockholm.

Auditing means the auditor’s reimbursement for the statutory audit, i.e. the work necessary to submit the Audit Report. This also includes fees for audit advisory services provided in tandem with the audit assignment.

In principle, auditing services over and above the audit assignment relate to quality-assurance services in accordance with the Swedish Auditors’ Act. This Act stipulates that auditing activities are partly the review of administration or accounting information to be conducted according to constitution, statute or contract and should result in a report or other documentation intended for parties other than the client, and advisory services ensuing from observations from a review assignment.

Tax advisory services are evident from the statement itself. Other services means advisory services that are not related to any of the stated services assignments.

The Accounts of group company Transmode (UK) Ltd. were not audited in 2014, 2013 or 2012, because Transmode (UK) Ltd. invoked exemption from auditing in the UK in accordance with S479A of the Companies Act 2006.

Note 7 Employee Benefits

Ave. Number of Employees

Group	2014	Of which men %	2013	Of which men %	2012	Of which men %
Sweden	246	76	231	77	220	78
UK	14	100	14	100	12	100
Germany	9	100	7	100	7	100
USA	18	89	17	88	15	87
Italy	1	100	1	100	1	100

Group total	288	78	270	79	255	80

Division between the Sexes, Group (incl. Subsidiaries) for Board Members and other Senior Managers

Group	2014	Of which men %	2013	Of which men %	2012	Of which men %
Board members apart from CEO	7	86	7	86	7	86
CEO and other Senior Managers	11	82	11	82	8	88

Group total	18	83	18	83	15	87

Salary and Other Benefits and Social Security Contributions

Group	2014 Salary and Benefits	Social Security Contributions	2013 Salary and Benefits	Social Security Contributions	2012 Salary and Benefits	Social Security Contributions
	208.8	79.7	187.9	70.0	173.2	68.4
(of which pension expenses)[1]		(25.1)[1]		(18.8)[1]		(19.9)[1]

1	No pension expenses were attributable to the Board for 2014, 2013 or 2012.

Transmode AB

Notes to the Consolidated Financial Statements

Salary and Benefits by Chief Executive Officer, Board of Directors and Other Employees

Group	2014 CEO and Board	Other Employees	2013 CEO and Board	Other Employees	2012 CEO and Board	Other Employees
	6.1	202.7	5.8	182.1	5.2	168.0

See also Note 30.

Incentive Schemes

As in the previous year, the group implemented an incentive scheme for senior executives and other employees during the year. For more information, see Note 17.

Note 8 Depreciation, Amortization and Impairment

Group	2014	2013	2012
Depreciation and amortization per asset
Capitalized development expenses	33.0	23.9	18.2
Technology	4.7	4.7	4.7
Licenses	1.7	0.1	—
Leasehold improvements	0.8	0.7	0.6
Machinery and equipment	8.7	7.0	6.1

Total	48.9	36.4	29.6

Depreciation and amortization per function
Cost of goods and services provided	3.8	1.0	0.9
Research and development expenses	43.0	33.3	26.8
Selling expenses	1.7	1.7	1.6
Administration expenses	0.4	0.4	0.3

Total	48.9	36.4	29.6

Note 9 Financial Income and Expenses

Group	2014	2013	2012
Financial income
Interest income	3.2	6.5	8.3
Exchange gains/losses on financial assets	3.9	0.0	-1.7

Total	7.1	6.5	6.6

Financial expenses
Other interest and financial expenses	0.0	0.0	0.0
Exchange gains/losses on financial liabilities	-0.3	0.5	-0.4

Total	-0.3	0.5	-0.4

Transmode has cash and cash equivalents and balances with group companies in foreign currency. Exchange gains and losses from financial assets are reported as financial income. Corresponding items from financial liabilities are reported as financial expenses.

Transmode AB

Notes to the Consolidated Financial Statements

Note 10 Taxes

Group

The components of tax expenses for the financial years are:

	2014	2013	2012
Current tax
Tax on profit for the year	-10.2	-27.2	-25.6
Tax attributable to previous year	-0.1	0.0	1.0

Deferred tax
Occurrence and reversal of temporary differences	-6.6	-6.0	-19.5
Tax related to business combinations	1.0	1.0	1.2
Effect of changes in Swedish corporation tax rate	—	—	5.2

Total tax	-15.9	-32.2	-37.7

Reconciliation between tax expense and recognized profits multiplied by the Swedish tax rate for the financial years as of December 31 is as follows:

	2014	2013	2012
Recognized profit before tax	77.4	155.5	176.9

Tax calculated on Swedish enacted tax rate, 22.0% (22.0 in 2013 and 26.3 in 2012)	-17.0	-34.2	-46.5
Tax attributable to previous year	-0.1	0.0	1.0
Non-taxable income	0.0	0.1	0.0
Non-deductible expenses	-0.6	-0.8	-0.8
Taxable income not included in reported net profit for the year	-0.1	0.0	—
Effect of higher/lower tax rates for foreign subsidiaries	-0.9	-0.1	0.0
Tax effect of amortization of goodwill arising from the purchase of the net assets of group companies	2.8	2.8	3.4
Deductible deficits for which no deferred tax asset is recognized	—	0.0	0.0
Restatement of deferred taxchange in Swedish corporation tax rate	—	—	5.2

Tax recognized in the Consolidated Income Statement	-15.9	-32.2	-37.7

Current tax rate %
Sweden	22.0	22.0	26.3
UK	20.0	20.0	20.0
Singapore	17.0	17.0	17.0
USA	40.0	40.0	40.0
Canada	26.5	26.5	26.5
Italy	31.4	31.4	31.4
Germany	30.5	30.5	30.5

Transmode AB

Notes to the Consolidated Financial Statements

Deferred tax assets are attributable to the following:

	2014	2013	2012
Deferred tax asset
Other provisions for pensions	0.4	0.3	0.2
Other	3.0	1.9	1.0

Total	3.4	2.2	1.2

Opening balance, January 1	2.2	1.2	0.8

Tax on provisions for pensions for the year	0.1	0.1	-0.1
Other	1.1	0.9	0.7
Effect of changes in Swedish corporation tax rate	—	—	-0.2

Closing balance, December 31	3.4	2.2	1.2

Deferred tax liabilities are attributable to the following:

	2014	2013	2012
Deferred tax liability
Capitalized development expenses	27.5	19.3	14.1
Technology	0.3	1.3	2.3
Untaxed reserves	12.9	13.3	11.5

Total	40.7	33.9	27.9

Opening balance, January 1	33.9	27.9	4.0

Tax on capitalized development expenses	8.2	5.2	16.9
Tax on untaxed reserves	-0.4	1.8	13.7
Tax on the year’s amortization of technology	-1.0	-1.0	-1.3
Effect of changes in Swedish corporation tax rate	—	—	-5.4

Closing balance, December 31	40.7	33.9	27.9

The group has no deductible loss carry-forwards.

There are no tax consequences for Transmode upon potential dividends to shareholders.

Note 11 Earnings per Share

	2014	2013	2012
Profit attributable to equity holders of the parent company	61.5	123.3	139.2
Weighted average number of outstanding ordinary shares used to calculate basic earnings per share (000)	27,714	27,782	27,724
Adjustments for:
Assumed exercise of stock options (000)	—	—	65

Weighted average number of outstanding ordinary shares used to calculate diluted earnings per share (000)	27,714	27,782	27,789
Basic earnings per share (SEK)	2.22	4.44	5.02
Diluted earnings per share (SEK)	2.22	4.44	5.01

Transmode AB

Notes to the Consolidated Financial Statements

Note 12 Dividends

	2014	2013	2012
Dividend paid on shares	-180.1	-50.0	-41.7
	-180.1	-50.0	-41.7

The Board of Directors is proposing to the AGM 2015 that dividends of SEK 1.95 (1.80 in 2013 and 2012) per share are paid corresponding to a total of SEK 54.2 (50.0 in 2013 and 2012) m. In 2013, the Board of Directors also proposed an extra dividend of SEK 4.70 per share, corresponding to a total of SEK 130.6 m. In total, the proposed dividend is SEK 1.95 (6.50 in 2013 and 1.80 in 2012) per share, corresponding to a total of SEK 54.2 (180.6 in 2013 and 50.0 in 2012) m. The proposed dividend has not been reported as a liability in these financial statements. The dividend paid in 2014 is less than the dividend approved by the AGM 2014, because Transmode purchases treasury shares.

Note 13 Tangible Fixed Assets

December 31, 2014	Leasehold Improvement	Machinery and Equipment
January 1, 2014
Cost	3.4	56.6
Cumulative depreciation	-1.6	-33.5

Carrying amount	1.8	23.1
January 1, 2014, opening carrying amount	1.8	23.1
Purchases	0.2	11.4
Disposals and retirements	—	-0.2
Depreciation for the year	-0.8	-8.7

December 31, 2014, closing carrying amount	1.2	25.6
December 31, 2014
Cost	3.6	65.0
Cumulative depreciation	-2.4	-39.4

Carrying amount	1.2	25.6

No impairment losses were taken in 2014. Obsolescence in the year reduced cost by SEK 3.0 m and cumulative depreciation by SEK 2.8 m, SEK -0.2 m net.

December 31, 2013	Leasehold Improvement	Machinery and Equipment
January 1, 2013
Cost	3.1	46.4
Cumulative depreciation	-0.9	-26.5

Carrying amount	2.2	19.9
January 1, 2013, opening carrying amount	2.2	19.9
Purchases	0.3	10.2
Depreciation for the year	-0.7	-7.0

December 31, 2013, closing carrying amount	1.8	23.1
December 31, 2013
Cost	3.4	56.6
Cumulative depreciation	-1.6	-33.5

Carrying amount	1.8	23.1

Transmode AB

Notes to the Consolidated Financial Statements

No impairment losses were taken in 2013.

December 31, 2012	Leasehold Improvement	Machinery and Equipment
January 1, 2012
Cost	2.6	38.5
Cumulative depreciation	-0.3	-21.6

Carrying amount	2.3	16.9
January 1, 2012, opening carrying amount	2.3	16.9
Purchases	0.5	9.3
Disposals and retirements	—	-0.2
Depreciation for the year	-0.6	-6.1

December 31, 2012, closing carrying amount	2.2	19.9
December 31, 2012
Cost	3.1	46.4
Cumulative depreciation	-0.9	-26.5

Carrying amount	2.2	19.9

No impairment losses were taken in 2012. Obsolescence in the year reduced cost by SEK 1.4 m and cumulative depreciation by SEK 1.2 m, SEK -0.2 m net.

The estimated economic lives of other assets are as follows:

	2014	2013	2012
Leasehold improvements	5 yr.	5 yr.	5 yr.
Machinery and equipment	3-5 yr.	3-5 yr.	3-5 yr.

Note 14 Intangible Fixed Assets

December 31, 2014	Goodwill	Capitalized Dev. Exp.	Licenses	Technology
January 1, 2014
Cost	88.4	153.7	4.5	47.0
Cumulative depreciation	—	-65.9	-0.1	-41.1

Carrying amount	88.4	87.8	4.4	5.9

January 1, 2014, opening carrying amount	88.4	87.8	4.4	5.9
Purchases	—	70.3	2.2	—
Depreciation for the year	—	-33.0	-1.7	-4.7

December 31, 2014, closing carrying amount	88.4	125.1	4.9	1.2

December 31, 2014
Cost	88.4	224.0	6.7	47.0
Cumulative depreciation	—	-98.9	-1.8	-45.8

Carrying amount	88.4	125.1	4.9	1.2

Transmode AB

Notes to the Consolidated Financial Statements

No impairment losses were taken in 2014.

December 31, 2013	Goodwill	Capitalized Dev. Exp.	Licenses	Technology
January 1, 2013
Cost	88.4	106.2	—	47.0
Cumulative depreciation	—	-42.0	—	-36.4

Carrying amount	88.4	64.2	—	10.6

January 1, 2013, opening carrying amount	88.4	64.2	—	10.6
Purchases	—	47.5	4.5	—
Depreciation for the year	—	-23.9	-0.1	-4.7

December 31, 2013, closing carrying amount	88.4	87.8	4.4	5.9

December 31, 2013
Cost	88.4	153.7	4.5	47.0
Cumulative depreciation	—	-65.9	-0.1	-41.1

Carrying amount	88.4	87.8	4.4	5.9

No impairment losses were taken in 2013.

December 31, 2012	Goodwill	Capitalized Dev. Exp.	Licenses	Technology
January 1, 2012
Cost	88.4	63.5	—	47.0
Cumulative depreciation	—	-23.8	—	-31.7

Carrying amount	88.4	39.7	—	15.3

January 1, 2012, opening carrying amount	88.4	39.7	—	15.3
Purchases	—	42.7	—	—
Depreciation for the year	—	-18.2	—	-4.7

December 31, 2012, closing carrying amount	88.4	64.2	—	10.6

December 31, 2012
Cost	88.4	106.2	—	47.0
Cumulative depreciation	—	-42.0	—	-36.4

Carrying amount	88.4	64.2	—	10.6

No impairment losses were taken in 2012.

The estimated economic lives of other assets are as follows:

	2014	2013	2012
Technology	10 yr.	10 yr.	10 yr.
Capitalized development expenses	3-5 yr.	3-5 yr.	3 yr.
Licenses	3 yr.	3 yr.	—

Transmode acquired Lumentis AB in 2005. Intangible assets attributable to Technology and Customer Relations were identified when valuing Lumentis AB. Technology is amortized on a straight-line basis over 10 years,

Transmode AB

Notes to the Consolidated Financial Statements

which is the economic life assessed by the Board of Directors. Capitalized development expenses are amortized over the product’s assessed useful life, although a maximum of 7 years. For reported assets in 2014, 2013 and 2012, assessed useful life is 3-5 years. Acquired software licenses are depreciated during the estimated remaining economic life of 3-5 years.

Note 15 Impairment Test of Goodwill

Goodwill acquired in business combinations is allocated to a cash-generating unit, which is synonymous with Transmode’s only business segment; optical networking solutions. The carrying amount of goodwill is allocated as follows:

	2014	2013	2012
Optical networking solutions	88.4	88.4	88.4
Total goodwill	88.4	88.4	88.4

The impairment test for Transmode’s cash-generating unit is based on calculated value in use. As in the previous year, the cash flow forecast utilized in the impairment test 2014 is based on the financial targets communicated, which have been approved by management and the Board of Directors.

Expected market growth and Transmode’s opportunities to increase market shares were used when preparing these forecasts. In the impairment test, the growth rate utilized to extrapolate cash flows after year 2018 (2017 in 2013 and 2016 in 2012) is 3.0% (3.0 in 2013 and 2012). A discount rate of 11.0% (11.0 in 2013 and 9.8 in 2012) before tax was utilized when calculating the present value of cash flow. The interest rate is judged to reflect the specific risks in the market segment that Transmode operates in. All assumptions reflect Transmode’s past experience.

A sensitivity analysis was conducted on the impairment tests through individual changes to assumptions and progress regarding sales, operating margin and discount rates through:

•	The yearly forecast sales growth reduced by 50% or

•	Yearly forecast operating margin reduced by 25% or

•	Yearly forecast discount rate increased by 25%.

After the sensitivity analysis of the impairment test was conducted, a substantial surplus value still remains without any impairment.

Note 16 Other Financial Assets

December 31, 2014	Deposits Paid	Blocked Funds	Endowment Insurance	Total
Opening balance, January 1	3.3	0.5	1.5	5.3
Released funds	—	0.0	—	0.0
New deposits	0.2	—	—	0.2
Deposited premiums	—	—	0.2	0.2
Change in value	—	—	0.2	0.2
Interest received	—	0.0	—	0.0

Closing balance, December 31	3.5	0.5	1.9	5.9

Transmode AB

Notes to the Consolidated Financial Statements

December 31, 2013	Deposits Paid	Blocked Funds	Endowment Insurance	Total
Opening balance, January 1	1.1	0.5	1.0	2.6
Released funds	—	0.0	—	0.0
New deposits	2.2	—	—	2.2
Deposited premiums	—	—	0.3	0.3
Change in value	—	—	0.2	0.2
Interest received	—	0.0	—	0.0

Closing balance, December 31	3.3	0.5	1.5	5.3

December 31, 2012	Deposits Paid	Blocked Funds	Endowment Insurance	Total
Opening balance, January 1	—	0.5	0.7	1.2
Released funds	—	0.0	—	0.0
New deposits	1.1	—	—	1.1
Deposited premiums	—	—	0.3	0.3
Change in value	—	—	0.0	0.0
Interest received	—	0.0	—	0.0

Closing balance, December 31	1.1	0.5	1.0	2.6

Blocked bank funds are collateral for bank guarantees issued.

Note 17 Share-based Compensation and Share Warrants

Long-term Incentive Program 2014

The AGM on April 10, 2014 resolved to introduce a long-term incentive program as an integral part of Transmode’s remuneration strategy. The program encompasses all Transmode’s employees, divided into four categories with a range of savings and allocation levels. The allocation date for the program was June 1, 2014.

Employees who chose to participate in the program will, provided they make a personal investment in equities in Transmode (saving shares), be allotted, free of charge, shares in Transmode (by matching share rights and performance share rights) approximately three years after the investment (the vesting period), provided that certain conditions are fulfilled. In order for matching share rights to vest and give the participant a right to receive shares in Transmode, the participant must have been continuously employed by Transmode during the vesting period and not have divested any saving shares during the vesting period and Transmode’s operating margin must also exceed a certain threshold.

In addition to the above, performance share rights can be allotted to participating employees. For performance share rights to vest and give right to shares in Transmode, certain financial performance conditions, as specified by the Board of Directors, must have been fulfilled and participants must have been continuously employed by Transmode during the vesting period and not have divested any saving shares during the vesting period.

Scope

In total, the program currently encompasses a maximum of 45,105 saving shares, which confer the right to allotment of a maximum of 131,066 shares in Transmode (of which a maximum of 45,105 are based on matching share rights and a maximum of 85,961 are based on performance share rights). 843 shares were forfeited in the year.

Transmode AB

Notes to the Consolidated Financial Statements

Delivery of Shares Under the Program

In order to ensure delivery of shares in Transmode under the program, the Board of Directors has been authorized to resolve to buy back treasury shares.

Estimated Costs and Value of the Program

The cost of the program including social security costs totaled SEK 1.1 m for the year. The weighted average fair value of the allotted instruments is SEK 50.13.

The estimated cost of the program is based on the following assumptions:

•	a share price of SEK 55.31,

•	no compensation for dividends, using a yield figure in line with the proposal to the AGM 2014,

•	maximum investment in saving shares by all participants,

•	assessment of the extent to which performance terms have been satisfied, and

•	assessment of expected personnel turnover.

Long-term Incentive Program 2013

The AGM in April 2013 resolved to introduce a long-term incentive program as an integral part of Transmode’s remuneration strategy. The program encompasses all Transmode’s employees, divided into five categories with a range of savings and allocation levels. The allocation date for the program was June 10, 2013.

Employees who choose to participate in the program will, provided they make a personal investment in equities in Transmode (saving shares), be allotted, free of charge, shares in Transmode (by matching share rights and performance share rights) approximately three years after the investment (the vesting period), provided that certain conditions are fulfilled. In order for matching share rights to vest and give the participant a right to receive shares in Transmode, the participant must have been continuously employed by Transmode during the vesting period and not have divested any saving shares during the vesting period and Transmode’s operating margin must also exceed a certain threshold.

In addition to the above, performance share rights can be allotted to participating employees. For performance share rights to vest and give right to shares in Transmode, certain financial performance conditions, as specified by the Board of Directors, must have been fulfilled and participants must have been continuously employed by Transmode during the vesting period and not have divested any saving shares during the vesting period.

Scope

In total, the program currently encompasses a maximum of 27,544 (24,823) saving shares, which confer the right to allotment of a maximum of 74,212 (66,436) shares in Transmode (of which a maximum of 27,544 (24,823) are based on matching share rights and a maximum of 46,668 (41,613) are based on performance share rights). 1,236 (658) shares were forfeited in the year.

Delivery of Shares Under the Program

In order to ensure delivery of shares in Transmode under the program, the Board of Directors has been authorized to resolve to buy back treasury shares.

Transmode AB

Notes to the Consolidated Financial Statements

Estimated Costs and Value of the Program

The cost of the program including social security costs totaled SEK 0.5 (1.6) m for the year. The weighted average fair value of the allotted instruments is SEK 82.20 (100.64).

The estimated cost of the program is based on the following assumptions:

•	a share price of SEK 68.48 - 105.75,

•	no compensation for dividends, using a yield figure in line with the proposal to the AGM 2013,

•	maximum investment in saving shares by all participants,

•	assessment of the extent to which performance terms have been satisfied, and

•	assessment of expected personnel turnover.

Share Warrants

The final subscription date for the now-expired share warrant programs was April 30, 2012. Accordingly, since this date, there are no outstanding share warrants, so the following statement applies exclusively to expired share warrant programs.

Share warrants for Board Members and Employees

The AGM in April 2009 authorized the Board of Directors to decide on the issue of a maximum of 55,000,000 share warrants with the right to subscribe for a maximum of 55,000,000 ordinary shares for certain Board members and employees of Transmode on one or more occasions in the period until the AGM 2010, waiving shareholders’ preferential rights.

The offered granting and terms and conditions of the share warrants of the option plan 2009:I were delivered to participants in May 2009. In June 2009, the Board of Directors took a decision to issue a total of 43,071,858 share warrants to the participants in the option plan.

The offered granting and terms and conditions of the share warrants of the option plan 2009:II were delivered to participants in June 2009. In July 2009, the Board of Directors took a decision to issue a total of 4,966,280 share warrants to the participants in the option plan.

All the share warrants in the above option plans, totaling 48,038,138, were subscribed at a subscription price of SEK 0.03 per share warrant, with entitlement to subscribe for a total of 48,038,138 ordinary shares at an exercise price of SEK 0.45 per ordinary share. The subscription period for the option plan 2009:I was the period October 2009 to April 30, 2012. Subscription for shares in the option plan 2009:II was possible in the period April 1–30, 2012, coincident with and after a possible initial public offering of Transmode’s shares and other periods that the Board of Directors was entitled to decide on. Otherwise, the terms and conditions of the options were the same for both plans.

The price of the share warrants was based on assessed market value, proceeding from a price calculated by an external valuer by applying the Black & Scholes valuation model. As an individual un-listed share, volatility was assessed as above the Stockholm Stock Exchange average for the OMX Index over recent years before the option plan. Because the price of the share warrants is judged to correspond to the assessed fair value, consolidated profit was not charged at granting. However, provisioning was conducted for social security contributions on an ongoing basis in accordance with each country’s regulations.

Transmode AB

Notes to the Consolidated Financial Statements

Input data used in the valuation of plans 2009:I and 2009:II:

Expected dividend (SEK)	0.00
Volatility (%)	30
Term (years)	3.0
Share price at grant date (SEK)	0.30
Annual risk-free interest (%)	3.2
Exercise price (SEK)	0.45

In the subscription period, Transmode held an option to re-purchase the share warrants at market value if the holder’s employment terminated before subscription was consummated.

In accordance with existing share warrant terms, due to the dividends paid by Transmode in 2010, the above 2010 exercise price was restated from SEK 0.45 to SEK 0.30 per ordinary share.

An EGM on April 7, 2011 resolved to conduct a reverse split of Transmode’s shares in the ratio of 1:20, whereby 20 existing shares were consolidated into one new share. Accordingly, in accordance with the terms and conditions of the share warrants, the subscription price and the number of shares each share warrant conferred entitlement to subscribe for were restated, whereupon each share warrant entitled the holder to subscribe for 0.05 new shares at a subscription price of SEK 6.00 per share.

Holdings and changes in share warrants in the 2009:I plan are as follows:

	2014	2013	2012
January 1	—	—	6,052,258
Forfeited	—	—	-18
Exercised	—	—	-6,052,240

December 31	—	—	—

Holdings and changes in share warrants in the 2009:II plan are as follows:

	2014	2013	2012
January 1	—	—	1,285,320
Forfeited	—	—	-30,000
Exercised	—	—	-1,255,320

December 31	—	—	—

The AGM 2010 resolved to extend the Board of Directors’ authorization from the AGM 2009 for the remaining share warrants up to an aggregate maximum of 55,000,000, in the period before the AGM 2011.

The offered granting and terms and conditions of the share warrants in the 2009:III option plan were delivered to participants in February 2010. In May 2010, the Board of Directors took the decision to issue a maximum total of 2,900,000 share warrants to participants in the option plan.

The offered granting and terms and conditions of the share warrants in the 2009:IV option plan were delivered to participants in May 2010. In May 2010, the Board of Directors took the decision to issue a maximum total of 3,995,000 share warrants to participants in the option plan.

All the share warrants in the 2009 III—IV option plans, totaling 6,895,000, were subscribed at a subscription price of SEK 0.10 per share warrant, with entitlement to subscribe for a total of 6,895,000 ordinary shares at an

Transmode AB

Notes to the Consolidated Financial Statements

exercise price of SEK 0.75 per ordinary share. The subscription period for the option plan 2009:III was the period May 2010 to April 30, 2012. Subscription for shares in the option plan 2009:IV was possible in the period April 1–30, 2012, coincident with and after a possible initial public offering of Transmode’s shares and other periods that the Board of Directors could decide. Otherwise, the terms and conditions of the options were the same for both plans.

The price of the share warrants was based on assessed market value, proceeding from a price calculated by an external valuer by applying the Black & Scholes valuation model. As an individual un-listed share, volatility was assessed as above the Stockholm Stock Exchange average for the OMX Index over recent years before the option plan. Because the price of the share warrants is judged to correspond to the assessed fair value, consolidated profit was not charged at granting. However, provisioning was conducted for social security contributions on an ongoing basis in accordance with each country’s regulations.

Input data used in the valuation of plans 2009:III and 2009:IV:

Expected dividend (SEK)	0.00
Volatility (%)	30
Term (years)	2.4
Share price at grant date (SEK)	066
Annual risk-free interest (%)	2.5
Exercise price (SEK)	0.75

In the subscription period, Transmode held an option to re-purchase the share warrants at market value if the holder’s employment terminated before subscription is consummated.

In accordance with existing share warrant terms, due to the dividends paid by Transmode in 2010, the above exercise price was restated from SEK 0.75 to SEK 0.60 per ordinary share in 2010.

An EGM on April 7, 2011 resolved to conduct a reverse split of Transmode’s shares in the ratio of 1:20, whereby 20 existing shares were consolidated into one new share. Accordingly, in accordance with the terms and conditions of the share warrants, the subscription price and the number of shares each share warrant conferred entitlement to subscribe for were restated, whereupon each share warrant entitled the holder to subscribe for 0.05 new shares at a subscription price of SEK 12.00 per share.

Holdings and changes in share warrants in the 2009:III plan are as follows:

	2014	2013	2012
January 1	—	—	220,000
Exercised	—	—	-220,000

December 31	—	—	—

Holdings and changes in share warrants in the 2009:IV are as follows:

	2014	2013	2012
January 1	—	—	2,105,000
Re-purchased	—	—	—
Exercised	—	—	-2,105,000

December 31	—	—	—

Transmode AB

Notes to the Consolidated Financial Statements

Note 18 Inventories

Inventories of SEK 89.0 (85.9 in 2013 and 99.4 in 2012) m comprise finished goods, products in progress and raw materials.

Expensed impairment losses on inventories amount to SEK 10.7 (2.0 in 2013 and 1.6 in 2012) m. Impairment losses have been conducted for established and assessed obsolescence. The expense is included in cost of goods and services provided in the Income Statement.

Some impairment losses were reversed in the years 2014, 2013 and 2012.

Provisioning to obsolescence reserve is based on age and rate of turnover and amounts to SEK 29.4 (21.1 in 2013 and 22.5 in 2012) m.

	2014	2013	2012
Raw materials	22.5	9.6	21.1
Products in progress	2.2	6.3	5.3
Finished goods	93.7	91.1	95.5
Obsolescence	-29.4	-21.1	-22.5

Total	89.0	85.9	99.4

Note 19 Accounts Receivable

	2014	2013	2012
Accounts receivable	168.6	184.7	150.4
Less: provision for bad debt	—	—	—

Accounts receivable, net	168.6	184.7	150.4

Changes in the provision for bad debt in the years 2014, 2013 and 2012 are stated in the following table.

	2014	2013	2012
Opening balance, January 1	—	—	-0.1
Reversed unutilized amounts	—	—	0.1

Closing balance, December 31	—	—	—

An age analysis of the group’s outstanding accounts receivable as of December 31, for 2014, 2013 and 2012 is stated in the following table. The amounts exclude debt written off. Net accounts receivable thus correspond to the maximum credit risk for the group in addition to that provisioned in the financial statements. The group has no pledges as collateral for these credit risks.

	2014	2013	2012
Non-overdue accounts receivable	137.6	168.8	137.5
Overdue by 1—30 days	15.8	6.4	12.4
Overdue by 31—90 days	2.6	4.6	2.2
Overdue by 91—180 days	9.9	9.6	0.4
Overdue by over 180 days	2.7	-4.7	-2.1

Accounts receivable, net	168.6	184.7	150.4

Transmode AB

Notes to the Consolidated Financial Statements

Note 20 Other Current Receivables

	2014	2013	2012
Income taxes recoverable	9.7	4.6	8.7
VAT recoverable	11.2	15.2	13.3
Other receivables	0.9	0.7	5.4

Total	21.8	20.5	27.4

Note 21 Prepaid Expenses and Accrued Income

	2014	2013	2012
Prepaid rent	3.3	3.2	2.5
Prepaid staff-related insurance policies	1.2	1.0	0.8
Prepaid licensing expenses	4.1	4.4	1.7
Accrued interest income	0.1	0.3	1.3
Accrued income	3.8	2.5	0.3
Other prepaid expenses	3.3	1.9	1.5

Total	15.8	13.3	8.1

Note 22 Cash and Cash Equivalents

	2014	2013	2012
Cash and cash equivalents	294.8	431.5	376.8

Total	294.8	431.5	376.8

Cash and cash equivalents include bank balances that accrue interest at varying rates, based on daily deposit rates and fixed-term, investments in securities, etc. accruing interest as agreed from time to time.

The fair value of cash and cash equivalents is the same as book value.

Note 23 Share Capital and Reserves

Share Capital

As of December 31, 2014, there are 27,788,676 shares of Transmode AB with a quotient value of SEK 0.20.

All shares are fully paid-up.

	No. of Shares	Share Capital	Unregistered Share Capital	Other Paid- up Capital	Total
January 1, 2012	27,307,048	5.5	0.0	642.5	648.0
Registration of new share issue	7,700	0.0	0.0	—	0.0
New issue on conversion of share warrants	473,928	0.1	—	3.5	3.6

December 31, 2012	27,788,676	5.6	—	646.0	651.6

January 1, 2013	27,788,676	5.6	—	646.0	651.6

December 31, 2013	27,788,676	5.6	—	646.0	651.6

January 1, 2014	27,788,676	5.6	—	646.0	651.6

Purchases of treasury shares			—	-3.3	-3.3
Dividend to parent company’s shareholders			—	-105.7	-105.7

December 31, 2014	27,788,676	5.6	—	537.0	542.6

Transmode AB

Notes to the Consolidated Financial Statements

Other Reserves

Other reserves consist of translation differences of SEK 0.2 (-0.9 in 2013 and 2012) m attributable to equity in foreign subsidiaries.

Note 24 Long-term Liabilities

Items within long-term liabilities are reviewed in Notes 10, 25 and 26.

Bank Credits/Factoring Customer Invoices

As of December 31, 2014, Transmode had an unutilized credit facility of SEK 12.0 (12.0 in 2013 and—in 2012) m, of which SEK 3.9 (7.2 in 2013 and—in 2012) m had been utilized for bank guarantees issued.

Note 25 Other Provisions

December 31, 2014	Pensions	Warranties	Compensation Founders	Other	Total
January 1, 2014	1.4	19.4	—	0.7	21.5
Additional provisions	0.3	2.7	—	0.8	3.8
Utilized in the year	—	-6.3	—	—	-6.3
Reversed unutilized amounts	—	-2.4	—	-0.1	-2.5
Change in value	0.2	—	—	—	0.2

December 31, 2014	1.9	13.4	—	1.4	16.7

Short-term	—	10.9	—	0.7	11.6
Long-term	1.9	2.5	—	0.7	5.1

Total	1.9	13.4	—	1.4	16.7

December 31, 2013	Pensions	Warranties	Compensation Founders	Other	Total
January 1, 2013	0.9	21.1	0.9	2.7	25.6
Additional provisions	0.3	10.2	—	0.2	10.7
Utilized in the year	—	-11.7	—	-0.5	-12.2
Reversed unutilized amounts	—	-0.2	-0.9	-1.7	-2.8
Change in value	0.2	—	—	—	0.2

December 31, 2013	1.4	19.4	—	0.7	21.5

Short-term	—	16.5	—	0.1	16.6
Long-term	1.4	2.9	—	0.6	4.9

Total	1.4	19.4	—	0.7	21.5

Transmode AB

Notes to the Consolidated Financial Statements

December 31, 2012	Pensions	Warranties	Compensation Founders	Other	Total
January 1, 2012	0.9	10.3	1.7	2.7	15.6
Additional provisions	0.2	16.4	—	1.3	17.9
Utilized in the year	—	-3.7	-0.8	-1.3	-5.8
Reversed unutilized amounts	—	-1.9	—	—	-1.9
Change in value	-0.2	—	—	—	-0.2

December 31, 2012	0.9	21.1	0.9	2.7	25.6

Short-term	—	18.0	0.9	2.3	21.2
Long-term	0.9	3.1	—	0.4	4.4

Total	0.9	21.1	0.9	2.7	25.6

Provisions for Pensions

Provisions for pensions relate to an endowment insurance for the CEO that is described in more detail in Note 26.

Provisions for Warranties

The provision relates to expected expenditure for warranty commitments to customers. Partly for commitments relating to specific customer projects and partly for general commitments according to standard agreements, but also for expected expenditure of a goodwill nature. The provision is based on historical and forward-looking information regarding expenses and warranty periods, for example. The majority of the warranty expenses during the remaining warranty period are expected to occur within the next 12 months and is thus recognized as a short-term provision. That portion of warranty expenses expected to occur after 12 months is recognized as a long-term provision.

Provision for Compensation to Founders

This provision relates to expected compensation to founders of Transmode Systems AB and Transmode AB. This compensation was agreed coincident with Transmode AB acquiring Transmode Systems AB. The first payment was made in the fourth quarter of 2011 and a second payment was made in 2012. The remaining provision was reversed in 2013 because no further compensation was expected to be paid.

Other Provisions

Other provisions partly consist of expected expenditure linked to a terminated rental option. This item also includes commitments linked to rights of return for customers. Expected expenses are measured in accordance with the rules for onerous contracts as the difference between the initial sales price and the net realizable value.

Note 26 Pensions

Commitments for old-age and survivors’ pensions for salaried employees in Sweden are vested through an insurance policy with Alecta. According to pronouncement UFR 3 issued by the Swedish Financial Reporting Board, this is a multi-employer defined benefit plan. For the financial year 2014, the group did not have access to such information that makes it possible to report this plan as a defined benefit plan. Thus the ITP pension plan secured through insurance with Alecta is reported as a defined contribution plan. Expenditure for pension policies in the year insured with Alecta amount to SEK 15.5 (12.5 in 2013 and 12.7 in 2012) m. Alecta’s surplus can be distributed to policy-holders and/or insured parties. At year-end 2014, Alecta’s surplus expressed as its

Transmode AB

Notes to the Consolidated Financial Statements

collective consolidation ratio was 143% (148 in 2013 and 129 in 2012). The collective consolidation ratio comprises the market value of Alecta’s assets as a percentage of its insurance commitments, calculated according to Alecta’s actuarial calculation assumptions, which are not consistent with IAS 19. For 2015 expenditures for pension policies with Alecta are expected to be in line with 2014.

As part of his pension plan, the Chief Executive Officer has chosen an endowment insurance held by Transmode AB. This policy is recognized as a financial asset. The expected pension payments and employer’s contributions on it are stated as a long-term other provision.

Commitments for foreign pensions are reported in accordance with local regulations in each country.

Note 27 Accounts Payable and Other Current Liabilities

	2014	2013	2012
Accounts payable	96.9	103.0	93.0
Advances from customers	7.1	1.4	1.2
VAT liability	3.9	0.9	1.2
Social security contributions and employee withholding taxes	8.8	14.6	7.6
Other current liabilities	5.5	3.2	1.4

Total	122.2	123.1	104.4

Accounts payable are non interest-bearing and normally settled on their stated due date, usually within 30-60 days from invoice date. See Note 30 for liabilities to related parties. Other current liabilities are non interest-bearing and settled within 12 months.

Note 28 Accrued Expenses and Deferred Income

Group	2014	2013	2012
Accrued personnel expenses	35.4	38.1	34.1
Prepaid income	26.3	17.7	5.9
Other accrued expenses	16.2	15.2	20.0

Total	77.9	71.0	60.0

Note 29 Commitments, Pledged Assets and Contingent Liabilities

Operating Lease Commitments—the Group as Lessee

The group has entered commercial lease arrangements regarding premises. The lease arrangements have differing terms, indexation clauses and extension options. Future minimum lease payments for irrevocable operating lease arrangements as of December 31 are as follows:

	2014	2013	2012
Within one year	14.8	14.0	12.5
After more than one year but within five years	43.5	57.0	30.0
After more than five years	—	6.6	0.1

Total	58.3	77.6	42.6
Expenses for operating lease commitments	13.2	9.6	9.2

Transmode AB

Notes to the Consolidated Financial Statements

Pledged Assets	2014	2013	2012
Blocked funds	0.5	0.5	0.5

Total	0.5	0.5	0.5

Floating charge	2014	2013	2012
Priority 1	9.5	9.0	8.6
Priority 2	3.0	3.0	3.0
Priority 3	9.5	8.9	25.9
Priority 4	9.6	9.0	—
Priority 5	9.5	8.9	—

Total	41.1	38.8	37.5

Of outstanding floating charges, Transmode holds SEK 19.1 (17.9 in 2013 and 25.9 in 2012) m.

Pledges

The group’s endowment insurance, which is part of the pension plan for the Chief Executive Officer, is pledged. The pledgee is the Chief Executive Officer.

Contingent Liabilities

The group has no contingent liabilities requiring any disclosure for the years 2014, 2013 and 2012.

Note 30 Transactions with Related Parties

The Consolidated Accounts include the financial statements of Transmode Holding AB and the subsidiaries in the following table:

	Corp. ID no.	Country	Equity Holding %
Directly owned subsidiary
Transmode Systems AB	556587-0028	Sweden	100
Indirectly owned subsidiaries
Transmode Systems Inc.	3457703	USA	100
Transmode (UK) Ltd	4968653	UK	100
Transmode Systems Germany GmbH	00724618305	Germany	100
Transmode Systems Asia Pte Ltd	200413703N	Singapore	100
Transmode Systems Canada Inc.	6562281	Canada	100
Transmode Systems Italy S.r.l.	06189330969	Italy	100
Transmode Systems Hong Kong Ltd	2098382	Hong Kong	100

A new, indirectly held subsidiary was incorporated in Hong Kong in 2014, Transmode Systems Hong Kong Ltd. Transmode did not incorporate any subsidiaries in 2013 or 2012.

Transmode AB is the group parent company.

Transactions with Related Parties

Transmode conducted transactions with related parties amounting to SEK -1.0 (-0.9 in 2013 and -0.6 in 2012) m in the year. This expense wholly relates to Directors’ fees and fees for committee work to companies wholly or partly owned by two Board members, which are included in the following table.

Transmode AB

Notes to the Consolidated Financial Statements

Salary and Benefits to Senior Managers in the Group

2014	Basic Salary/ Director’s Fee[1]	Performance- related Pay	Share-Based Compensation	Pension Expense	Other Benefits	Total
Chairman of the Board
Tom Nyman	0.4	—	—	—	—	0.4
Other Board members
Axel Roos	0.3	—	—	—	—	0.3
Gerd Tenzer	0.3	—	—	—	—	0.3
Kevin Taylor	0.3	—	—	—	—	0.3
Torbjörn Nilsson	0.2	—	—	—	—	0.2
Helena Nordman-Knutson	0.2	—	—	—	—	0.2
Roland Thornton	0.3	—	—	—	—	0.3
Chief Executive Officer	2.5	0.6	0.1	0.7	0.9	4.8
Other senior managers
(10 people)	14.3	2.4	0.3	3.8	2.6	23.4

Total	18.8	3.0	0.4	4.5	3.5	30.2

2013	Basic Salary/ Director’s Fee[1]	Performance- related Pay	Share-Based Compensation	Pension Expense	Other Benefits	Total
Chairman of the Board
Tom Nyman[2]	0.4	—	—	—	—	0.4
Kent Sander[3]	0.1	—	—	—	—	0.1
Other Board members
Axel Roos	0.2	—	—	—	—	0.2
Eva Lindqvist	0.1	—	—	—	—	0.1
Gerd Tenzer	0.3	—	—	—	—	0.3
Kevin Taylor	0.3	—	—	—	—	0.3
Torbjörn Nilsson	0.2	—	—	—	—	0.2
Helena Nordman-Knutson	0.2	—	—	—	—	0.2
Roland Thornton	0.2	—	—	—	—	0.2
Chief Executive Officer	2.5	1.2	0.1	0.7	—	4.5
Other senior managers
(10 people)	11.5	4.0	0.4	2.9	1.0	19.8

Total	16.0	5.2	0.5	3.6	1.0	26.3

Transmode AB

Notes to the Consolidated Financial Statements

2012	Basic Salary/ Director’s Fee[1]	Performance- related Pay	Pension Expense	Other Benefits	Total
Chairman of the board
Kent Sander	0.4	—	—	—	0.4
Other Board members
Axel Roos	0.2	—	—	—	0.2
Eva Lindqvist	0.2	—	—	—	0.2
Gerd Tenzer	0.2	—	—	—	0.2
Kevin Taylor	0.2	—	—	—	0.2
Tom Nyman	0.2	—	—	—	0.2
Torbjörn Nilsson	0.2	—	—	—	0.2
Chief Executive Officer	2.4	1.2	0.7	—	4.3
Other senior managers
(7 people)	9.4	2.9	3.0	0.2	15.5

Total	13.4	4.1	3.7	0.2	21.4

1	Including total fees for committee work of SEK 0.2 (0.2 in 2013 and 0.2 in 2012) m.
2	Tom Nyman was appointed Chairman at the AGM 2013.
3	Kent Sander resigned as Chairman at the AGM 2013.

Chief Executive Officer

The Chief Executive Officer took up his position in March 2007. Basic annual salary is SEK 2.5 (2.5 in 2013 and 2.4 in 2012) m. Maximum performance-related pay is 120% (120 in 2013 and 120 in 2012) of basic annual salary. Pension is defined contribution and amounts to 28% (28 in 2013 and 28 in 2012) of basic annual salary. Upon termination initiated by the employee, a notice period of six months applies, and upon termination initiated by Transmode, a notice period of six months applies. For termination initiated by Transmode, extra remuneration of six months’ salary may be payable if certain conditions are satisfied. The Chief Executive Officer is included in the incentive scheme and has preliminarily been allotted 2,217 (1,218 in 2013 and—in 2012) matching rights and 8,868 (4,874 in 2013 and—in 2012) performance rights that can be obtained provided that the conditions described in Note 17 are met. The maximum number of shares cannot be determined until all saving shares have been acquired. Other benefits amount to SEK 0.9 m and are lump-sum compensation relating to changes to the compensation model.

Other Senior Managers

Other senior managers have a maximum performance-related pay portion of 30-163% of basic annual salary. All other senior managers’ pensions are based on the ITP pension plan. For the group consisting of other senior managers, notice periods are between three and six months for termination initiated by themselves. For termination initiated by Transmode, notice periods are between three and nine months. Certain senior managers also have additional remuneration corresponding to a maximum of six months’ salary. In no case does total basic remuneration during notice periods, including additional remuneration, exceed 12 months’ salary. Other senior managers are encompassed by the incentive scheme and have preliminarily been allotted 7,404 (5,491 in 2013 and—in 2012) matching rights and 22,212 (16,117 in 2013 and—in 2012) performance rights that can be obtained provided that the conditions described in Note 17 are met. The maximum number of shares cannot be determined until all saving shares have been acquired.

Transmode AB

Notes to the Consolidated Financial Statements

Note 31 Financial Risk Management

Financial Risk Factors

The group has various financial assets and liabilities such as accounts receivable, accounts payable and other assets and liabilities that arise in operating activities. In addition, the group’s financial assets and liabilities primarily comprise bank balances. In 2005 to 2010, the capital structure was altered from being exclusively owner financed to being primarily funded via equity since 2011.

Through its operations, the group is exposed to various financial risks; market risks (including interest risks on cash flows and currency risk), credit risks and liquidity risks.

The Board of Directors has prepared a finance policy for overall financial risk management and for specific segments including financial risks within the group. The Board of Directors has delegated responsibility for ongoing observance of its policy to the group management. The management of financial risk factors, regarding currency forward contracts, customer credit and the investment of surplus liquidity, is conducted centrally at the group’s accounting function in Sweden according to guidelines adopted by the Board of Directors.

Generally, considering global economic conditions, financial risks are considered to have been relatively unchanged at year-end 2014 compared to year-end 2013 and 2012. Nor, apart from volatile exchange rates, has the group been directly affected by this.

Interest Risks on Cash Flow

The group’s interest-bearing assets, in the form of bank balances, decreased by SEK 136.7 (increased by 54.7 in 2013 and increased by 83.0 in 2012) m in 2014 after dividend paid of SEK 180.1 (50.0 in 2013 and 41.7 in 2012) m.

Transmode did not have any borrowings from credit institutions in the year, and accordingly, the group’s exposure to interest risks as of the reporting date consists of bank balances exclusively. According to the prevailing finance policy, the Board of Directors takes decisions on interest fixings for each individual major funding facility based on a general risk assessment. According to the current policy, at least 50% of potential new borrowings should have fixed interest for at least three years. In the years 2014, 2013 and 2012, the group did not use any interest derivatives.

The following table illustrates how changes in interest rates on the net of interest-bearing assets and liabilities with variable interest, with all other variables unchanged, would have affected consolidated profit before tax.

Sensitivity analysis for changes in interest rates	2014	2013	2012
Change in Basis Points	+/-100	+/-100	+/-100
Effect on Profit before Tax, approx. (SEK m)	+/-3	+/-4	+/-3

Currency Risk

The group has business with counterparties in countries other than Sweden. Accordingly, the group is exposed to transaction exposure where exchange rates between the transaction currency and Transmode’s functional currency (SEK) change over time. Currency risks arise when future business transactions or recognized assets or liabilities are expressed in another currency, usually EUR, GBP and USD, which is not the entity’s functional currency, which almost exclusively means Swedish kronor (SEK) for the Transmode group.

Transmode AB

Notes to the Consolidated Financial Statements

The group’s ambition is to attempt to control its cash flows in foreign currencies by matching payments made and received. Bank balances are usually almost exclusively in SEK, whereupon cash exposure is limited in terms of currency risk.

According to its finance policy, unmatched net flows can be hedged using financial derivatives. However, with the aim of reducing certain short-term effects of fluctuations in exchange rates, in 2014, 2013 and 2012, the Board of Directors decided that parts of accounts receivable and anticipated accounts receivable denominated in EUR and GBP and parts of the expected net outflow, of goods purchases less good sales, denominated in USD should be hedged by currency forward contracts according to the adopted policy.

At year-end 2014, Transmode had currency forward contracts regarding commitments to sell currencies totaling EUR 16.6 m at an average spot rate of SEK/EUR 9.29 and a total of GBP 4.4 m at a spot rate of SEK/GBP 11.83. The remaining maturity of outstanding currency forward contracts was less than 12 months and has been classified as other current receivables and other current liabilities.

Fair value of derivative instruments	2014	2013	2012
Other current receivables	—	—	0.2
Other current liabilities	-5.0	-2.7	-0.9

Net receivable/liability	-5.0	-2.7	-0.7

For those transactions made in EUR, GBP and USD, the following table illustrates how exchange rate variations, all other variables unchanged, would have affected consolidated gross profit before tax, excluding the effect of currency forward contracts.

Effect on Profit before Tax from a Change in the Exchange Rate	2014	2013	2012
Change in exchange rate	+/-1%	+/-1%	+/-1%
EUR	+/-SEK 4 m	+/-SEK 4 m	+/-SEK 4 m
GBP	+/-SEK 2 m	+/-SEK 2 m	+/-SEK 3 m
USD	-/+ SEK 1 m	-/+ SEK 1 m	-/+ SEK 1 m

The effect of translation differences on consolidated equity is marginal because operations and net investments in foreign subsidiaries are limited.

Credit Risk

Primarily, the group’s end-customers are network operators, services providers, corporations and public institutions in Europe and North America. Sales to end-customers are mainly direct, but also through resellers. Outstanding accounts receivable are monitored continuously, and the group’s exposure to credit risks is judged to be fairly low, as in the previous year. The need for provisioning of doubtful debt is effected continuously at customer level. The maximum credit risk for accounts receivable is the same as the carrying amount stated in Note 19. This Note also provides an age analysis of overdue accounts receivable for which payment had not been received as of the reporting date. At year-end 2014, 2013 and 2012, Transmode had no provisions for doubtful debt. As in 2013 and 2012, there was no bad debt in 2014.

The group has a large number of customers, although a small number of them represent a relatively high share of outstanding accounts receivable. Transmode has no credit insurance for outstanding accounts receivable. Transmode judges the credit risk of its largest customers as fairly low. The following summary states the share of total accounts receivable attributable to the five customers with the largest outstanding balances as of the reporting date, December 31.

Transmode AB

Notes to the Consolidated Financial Statements

Concentration of Accounts Receivable as of December 31	2014	2013	2012
Total accounts receivable	168.6	184.7	150.4
Of which 5 largest customers[1]	65.9	84.9	95.9
Of which 5 largest customers’ share of total accounts receivable (%)	39.1	46.0	63.8

1	Legal entity, and where applicable, collection of legal entities in the same group.

The credit risk on cash and cash equivalent receivables is judged as low because in accordance with the finance policy surplus liquidity can only be deposited in bank accounts and time-finite investment at banks in Sweden.

Liquidity Risk

The group has surplus liquidity, which is continuously deposited in bank accounts and on fixed-term deposits. A maximum of 25% of the fixed-term investments have longer maturities than six months, although never exceeding 12 months. However, full flexibility in terms of liquidity can be achieved by cancelling outstanding fixed-term investments in advance, at low cost.

The group’s policy is to maintain a liquidity reserve of a minimum of 8% of the forthcoming 12 months’ sales. The group management also monitors forecasts of the group’s liquidity reserves in the short and long term.

The following table illustrates maturities of the group’s financial liabilities based on contracted terms.

December 31, 2014	<1 year	>1 year
Accounts payable	96.9	—
Other liabilities[1]	103.2	—

December 31, 2013	<1 year	>1 year
Accounts payable	103.0	—
Other liabilities[1]	91.1	—

December 31, 2012	<1 year	>1 year
Accounts payable	93.0	—
Other liabilities[1]	71.4	—

1	Includes other current liabilities and accrued expenses and deferred income.

Managing Capital Risks

In 2007 and until mid-2009, the group was largely financed by equity and interest-bearing loans. The group has monitored and analyzed this capital continuously on the basis of changes in items including net debt, equity/assets ratio and cash flow. The general objective of capital risk management has been to ensure the group’s ability to continue its expansion and simultaneously maintain an optimal capital structure with the aim of limiting the cost of capital.

To maintain or alter its capital structure, the group can pay out capital to shareholders or otherwise re-pay capital to shareholders. According to the dividend policy approved by Transmode’s Board of Directors, the goal is to propose a yearly dividend, which over time, amounts to between 25 and 50% of Transmode’s profit for the year for the previous financial year. In 2014, Transmode decided to pay a total dividend to shareholders of SEK 180.6 (50.0 in 2013 and 41.7 in 2012) m. The Board of Directors has decided to propose a dividend of SEK 54.2 m for the financial year 2014, corresponding to some 88% of profit for the year. The group can also issue new shares or sell assets to alter its capital structure.

Transmode AB

Notes to the Consolidated Financial Statements

The following table reviews the group’s debt/equity ratio and equity/assets ratio in the years 2014, 2013 and 2012.

	2014	2013	2012
Interest-bearing loans	—	—	—
Shareholders’ equity	583.0	702.4	632.8
Total assets	845.7	954.8	851.2
Debt/equity ratio (%)	—	—	—
Equity/assets ratio (%)	68.9	73.6	74.3

Note 32 Financial Instruments

Fair Values of Financial Instruments

There were no finance lease liabilities at the end of 2014, 2013 or 2012. For other financial instruments, such as accounts receivable, accounts payable and other assets and liabilities, carrying amounts are considered a close approximation of fair values, because their term is short.

Derivative instruments are recognized at fair value via the Income Statement and are in tier 2 of the value measurement hierarchy.

Classification of Financial Instruments

December 31, 2014	Loan Receivables and Accounts Receivable to Maturity	Assets Measured at Fair Value via the Income Statement
Other financial assets	5.9	—
Accounts receivable	168.6	—
Cash and cash equivalents	294.8	—

Total assets	469.3	—

December 31, 2014	Financial Liabilities Reported at Amortized Cost	Liabilities Measured at Fair Value via the Income Statement
Accounts payable	96.9	—
Provisions, current	0.7	—
Other current liabilities	—	5.0
Accrued expenses	16.2	—

Total liabilities	113.8	5.0

December 31, 2013	Loan Receivables and Accounts Receivable to Maturity	Assets Measured at Fair Value via the Income Statement
Other financial assets	5.3	—
Accounts receivable	184.7	—
Cash and cash equivalents	431.5	—

Total assets	621.5	—

Transmode AB

Notes to the Consolidated Financial Statements

December 31, 2013	Financial Liabilities Reported at Amortized Cost	Liabilities Measured at Fair Value via the Income Statement
Accounts payable	103.0	—
Other current liabilities	—	2.7
Accrued expenses	15.2	—

Total liabilities	118.2	2.7

December 31, 2012	Loan Receivables and Accounts Receivable to Maturity	Assets Measured at Fair Value via the Income Statement
Other financial assets	2.6	—
Accounts receivable	150.4	—
Other current receivables	—	0.2
Cash and cash equivalents	376.8	—

Total assets	529.8	0.2

December 31, 2012	Financial Liabilities Reported at Amortized Cost	Liabilities Measured at Fair Value via the Income Statement
Accounts payable	93.0	—
Other current liabilities	—	0.9
Accrued expenses	20.0	—

Total liabilities	113.0	0.9

Note 33 Participations in Group Companies

Parent company	2014	2013	2012
Opening balance, January 1	369.4	369.4	369.4

Carrying amount at end of period	369.4	369.4	369.4

	Corporate ID Number	Country	Equity Holding %	Book Value
Directly owned subsidiary
—Transmode Systems AB	556587-0028	Sweden	100	369.4
Indirectly owned subsidiaries
—Transmode Systems Inc.	3457703	USA	100
—Transmode (UK) Ltd	4968653	UK	100
—Transmode Systems Germany GmbH	00724618305	Germany	100
—Transmode Systems Asia Pte Ltd	200413703N	Singapore	100
—Transmode Systems Canada Inc.	6562281	Canada	100
—Transmode Systems Italy S.r.l.	06189330969	Italy	100
—Transmode Systems Hong Kong Ltd	2098382	Hong Kong	100

Transmode AB

Notes to the Consolidated Financial Statements

Multi-year Summary

	2014	2013	2012	2011	2010	2009
Total sales (SEK m)	930.0	1,029.1	1,010.9	916.9	699.3	570.1
Gross profit (SEK m)	471.2	521.5	498.8	462.9	358.6	281.6
Adjusted operating profit/loss (SEK m)*	70.6	148.5	170.7	168.2	108.4	64.7
Operating profit/loss (SEK m)	70.6	148.5	170.7	149.1	107.6	57.4
Profit for the year	61.5	123.3	139.2	116.3	81.4	44.3

Working capital (SEK m)	78.2	90.9	99.2	81.6	47.6	58.1
Net cash (+)/net debt (-) (SEK m)	295.3	432.0	377.3	294.3	206.5	300.3
Cash flow from operating activities (SEK m)	127.5	174.7	176.7	139.4	133.6	154.9
Change in total sales (%)	-9.6	1.8	10.2	31.1	22.7	-6.1
Gross margin (%)	50.7	50.7	49.3	50.5	51.3	49.4
Adjusted operating margin (%)*	7.6	14.4	16.9	18.3	15.5	11.3
Operating margin (%)	7.6	14.4	16.9	16.3	15.4	10.1
Profit margin (%)	6.6	12.0	13.8	12.7	11.6	7.8

Working capital/total sales (%)	9.7	10.6	10.0	8.4	8.8	13.4
Equity/assets ratio (%)	68.9	73.6	74.3	70.4	73.9	78.7

*	For 2009, 2010 and 2011 operating profit was adjusted by SEK 7.3 m, 0.8 m and 19.1 m for expenses related to Transmode’s IPO on NASDAQ OMX Stockholm.

Definitions

Regions

Americas: North and South America

EMEA: Europe, Middle East and Africa

APAC: Asia and Pacific region

Customers

Legal entity, and where applicable, a group of legal entities in the same group.

Total sales

Income from sale of goods and services.

Invoicing

Non-allocated income from sale of goods and services.

Growth

Change in total sales

Change from the corresponding preceding period as a percentage of total sales.

Margin measures

Gross margin

Gross profit as a percentage of total sales.

Transmode AB

Notes to the Consolidated Financial Statements

Operating margin

Operating profit/loss as a percentage of total sales.

Profit margin

Profit for the year as a percentage of total sales.

Capital structure

Working capital

Inventories, accounts receivable and other non interest-bearing current assets less accounts payable and other interest-free current liabilities. The working capital percentage measurement is based on the average of data as of the end of each quarter for the last 12-month period (five measurements) and is stated as a percentage of total sales calculated on a rolling 12-month period.

Net cash/net debt

Cash and cash equivalents and interest-bearing financial fixed assets less interest-bearing liabilities.

Equity/assets ratio

Shareholders’ equity as a percentage of total assets.

Debt/equity ratio

Interest-bearing liabilities divided by equity.

Transmode AB

Unaudited Condensed Consolidated Income Statement

	January – March
SEK m	2015	2014
Sales	289.3	231.3
Cost of goods and services provided	-137.6	-117.7

Gross profit	151.7	113.6

Other income	1.1	0.3
Research and development expenses	-46.2	-36.4
Selling expenses	-48.8	-46.0
Administrative expenses	-10.7	-9.8
Other operating expenses	0.0	-0.2

Operating profit	47.1	21.5

Net financial income/expenses	0.9	2.0

Profit before tax	48.0	23.5

Taxes	-10.2	-4.9

Profit for the period	37.8	18.6

Attributable to:
Equity holders of the parent company	37.8	18.6

Average no of shares before dilution (‘000)	27,709	27,728
Basic earnings per share (SEK)	1.36	0.67

Average no of shares after dilution (‘000)	27,709	27,728
Diluted earnings per share (SEK)	1.36	0.67

Operating profit above includes
—Amortization of intangible fixed assets	-11.6	-8.9
—Depreciation of tangible fixed assets	-2.8	-2.2

Transmode AB

Unaudited Condensed Consolidated Statement of Comprehensive Income

	January – March
SEK m	2015	2014
Profit for the period	37.8	18.6

Other comprehensive income
Items that can be subsequently reversed in the Income Statement
Translation differences	0.7	0.0
Income tax relating to components of other comprehensive income	—	—

Other comprehensive income for the period, net of tax	0.7	0.0

Total comprehensive income for the period	38.5	18.6

Attributable to:
Equity holders of the parent company	38.5	18.6

Transmode AB

Unaudited Condensed Consolidated Statement of Financial Position

	March 31,	March 31,	December 31,
SEK m	2015	2014	2014
ASSETS
Goodwill	88.4	88.4	88.4
Capitalized development expenses	127.8	100.1	125.1
Other intangible assets	6.4	8.8	6.1
Tangible fixed assets	27.8	23.4	26.8
Deferred tax asset	3.4	2.2	3.4
Other financial assets	5.9	5.4	5.9

Total non-current assets	259.7	228.3	255.7

Inventories	102.1	93.8	89.0
Accounts receivable	191.2	204.6	168.6
Other current assets	36.4	26.2	37.6
Cash and cash equivalents	319.5	410.1	294.8

Total current assets	649.2	734.7	590.0

TOTAL ASSETS	908.9	963.0	845.7

EQUITY AND LIABILITIES
Equity	622.0	718.2	583.0
Deferred tax liability	41.1	36.4	40.7
Provisions	5.4	5.0	5.1

Total long-term liabilities	46.5	41.4	45.8

Accounts payable	126.6	103.0	96.9
Provisions	10.6	14.5	11.6
Other current liabilities	103.2	85.9	108.4

Total current liabilities	240.4	203.4	216.9

TOTAL EQUITY AND LIABILITIES	908.9	963.0	845.7

Transmode AB

Unaudited Condensed Consolidated Statement of Cash Flows

	January – March
SEK m	2015	2014
Profit after financial items	48.0	23.5
Non-cash items	19.0	8.0
Income tax paid	-4.2	-6.3

Cash flow from operating activities before changes in working capital	62.8	25.2
Changes in working capital	-19.7	-23.6

Cash flow from operating activities	43.1	1.6

Acquisitions of intangible and tangible assets	-18.4	-20.6
Change in other financial assets	0.0	-0.1

Cash flow from investing activities	-18.4	-20.7

Purchases of treasury shares	—	-3.3
Dividend to equity holders of the parent	—	—

Cash flow from financing activities	—	-3.3

Increase / decrease in cash and cash equivalents	24.7	-22.4

Cash and cash equivalents at the beginning of the period	294.8	431.5
Exchange rate differences in cash and cash equivalents	0.0	1.0

Cash and cash equivalents at the end of the period	319.5	410.1

Transmode AB

Unaudited Condensed Statement of Changes in Equity

	January – March
SEK m	2015	2014
Opening balance	583.0	702.4
Total comprehensive income for the period	38.5	18.6
Share-based payment	0.5	0.5
Purchases of treasury shares	—	-3.3
Dividend to equity holders of the parent	—	—

Closing balance	622.0	718.2

Transmode AB

Unaudited Key Ratios

	January - March
SEK m / %	2015	2014
Sales by region (SEK m):
EMEA	231.5	192.7
Americas	47.4	29.8
APAC	10.4	8.8

Total Sales	289.3	231.3

Gross profit (SEK m)	151.7	113.6
Operating profit (SEK m)	47.1	21.5
Profit for the period (SEK m)	37.8	18.6

Working capital (SEK m)	89.3	121.1
Net cash (SEK m)	319.6	410.6
Cash flow from operating activities (SEK m)	43.1	1.6

Sales, change in (%)	25.1	-3.8
Gross margin (%)	52.5	49.1
Operating margin (%)	16.3	9.3
Profit margin (%)	13.1	8.1

Working capital/sales (%)	9.1	11.1
Equity/s sets ratio (%)	68.4	74.6

No of shares at end of period (‘000)	27,789	27,789
No of outstanding shares at end of period (‘000)	27,709	27,709

For definitions of key ratios, please refer to the Annual Report for 2014, which is available at Transmode’s website: www.transmode.com.

Transmode AB

Notes to the Unaudited Condensed Consolidated Financial Statements

Equity and the Transmode Share

Consolidated equity was SEK 622.0 (718.2) m at the end of March 2015. The total number of shares was 27,788,676 as of 31 March 2015. Transmode acquired a total of 79,440 treasury shares. This brings the total number of outstanding shares to 27,709,236. The consolidated equity/assets ratio was 68.4% (74.6) at the end of March 2015.

Employees

Transmode had 276 (290) employees as of 31 March 2015. The average number of employees in the quarter was 276 (289).

Transactions with Related Parties

There were no significant transactions with related parties in the first three months of 2015.

Risks and Uncertainty Factors

Transmode’s operations are exposed to certain risks that can affect its business, results of operations or financial position to a lesser or greater extent. Transmode has established a process for identifying risks and decision-making relating to risk management. Transmode’s Annual Report for 2014 describes Transmode’s risk exposure from perspectives including market, operations, customers and finances. In Transmode’s assessment, since the presentation of the Annual Report, no additional significant risks and uncertainty factors have arisen that could be expected to affect Transmode. However, the macroeconomic situation has meant that the exchange rate against the SEK for our most important currencies, GBP, USD and EUR, has been, and may remain, volatile. The political situation in Eastern Europe has not had an impact on our business, but we are monitoring progress closely.

Accounting Policies

This Interim Report has been prepared in accordance with IFRS (International Financial Reporting Standards) as issued by the IASB. This Interim Report has been prepared in accordance with IAS 34 Interim Financial Reporting. For a description of the group’s accounting policies and definitions of certain terms, please refer to the Annual Report 2014. The policies applied are essentially unchanged since the previous year.

New and revised IFRSs that have become effective after 1 January 2014 have not had any effect on Transmode’s financial position and results of operations.

Significant Events after the End of the Reporting Period

Transmode’s Board of Directors has unanimously recommend the shareholders of Transmode to accept the public offer from Infinera, announced on 9 April 2015. In the third quarter of 2015, Johan Wilsby, Transmode’s CFO will be leaving Transmode for a new appointment outside Transmode. A recruitment process for a replacement has begun. Transmode has reported that Liberty Global, the world’s largest international cable TV operator, has started to build 100G networks in Europe using Transmode’s TM-series platform. The AGM on 16 April re-elected Board members Torbjörn Nilsson, Helena Nordman-Knutson, Tom Nyman, Axel Roos, Kevin Taylor and Roland Thornton. Ian Jenks was elected as a new Board member. The AGM re-elected Tom Nyman as Chairman of the Board. Approving the Board of Directors’ proposal, the AGM approved a dividend to shareholders of SEK 1.95 per share. Monday 20 April 2015 was set as the record date for the dividend.

Transmode AB

Notes to the Unaudited Condensed Consolidated Financial Statements

Dividends are scheduled for disbursement on Thursday 23 April 2015. The AGM also adopted the Board of Directors’ proposal for a long-term incentive program. This program involves the foundation of a long-term share savings program involving all of Transmode’s some 290 employees, and may involve maximum granting of 161,200 shares. The AGM also approved the Board of Directors’ proposal to authorize the Board of Directors to decide to purchase treasury shares on NASDAQ Stockholm, corresponding to a maximum of 1.6% of all the shares of Transmode (involves all the share savings programs 2013-2015 approved by AGM) and the transfer of a maximum of 161,200 treasury shares to participants in the 2015 program.

Seasonality

Transmode experiences some seasonal effect on Transmode’s sales from quarter to quarter. In recent years, like many other companies in the telecom industry, Transmode’s sales have often tended to be lower in the first quarter and higher in the fourth quarter. However, the division of sales between quarters is primarily controlled by large customers’ purchasing patterns. Operating expenses are also sequentially low in the third quarter, due to the majority of vacations being taken.